Exhibit 99.8

INTERCREDITOR AGREEMENT

dated as of June 1, 2007

among

WORLDSPACE, INC.,

as the Borrower

and

THE OTHER GUARANTORS PARTY HERETO,

as Guarantors,

THE BANK OF NEW YORK

as First Lien Collateral Agent,

and

THE BANK OF NEW YORK

as Second Lien Collateral Agent

-i-

-ii-

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT is dated as of June 1, 2007, and entered into by and among WORLDSPACE, INC., a Delaware corporation (the “Borrower”), the Guarantor Subsidiaries, THE BANK OF NEW YORK, in its capacity as collateral agent for the First Lien Obligations (as defined below), including its successors and assigns from time to time (the “First Lien Collateral Agent”), and THE BANK OF NEW YORK, in its capacity as collateral agent for the Second Lien Obligations (as defined below), including its successors and assigns from time to time (the “Second Lien Collateral Agent”). Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.

RECITALS

WHEREAS, the Borrower has issued (i) $60,000,000 aggregate principal amount of convertible senior notes (the “Convertible Notes”) secured by a second priority lien issued by WorldSpace and (ii) $45,000,000 aggregate principal amount of first lien bridge notes (the “Bridge Notes”), to the Investors party to the Exchange Agreement, dated as of the date hereof (as the same may be amended, modified or supplemented from time to time, the “Exchange Agreement”), among the Borrower and such Investors;

WHEREAS, the obligations of the Loan Parties under the Bridge Notes and any other First Lien Credit Agreement up to the First Lien Cap Amount will be secured by substantially all the assets of the Borrower and certain Subsidiaries (such Subsidiaries and any future Subsidiaries of the Borrower providing a guaranty thereof, the “Guarantor Subsidiaries”), respectively, pursuant to the terms of the First Lien Security Documents;

WHEREAS, the obligations of the Borrower and the Guarantor Subsidiaries under the Convertible Notes and any other Second Lien Obligations up to the Second Lien Cap Amount will be secured by substantially all the assets of the Borrower and the Guarantor Subsidiaries, respectively, pursuant to the terms of the Second Lien Security Documents; and

WHEREAS, the First Lien Loan Documents and the Second Lien Loan Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions.

1.1 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“Affiliate” means, when used with respect to a specified Person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agreement” means this Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Bridge Notes” shall have the meaning set forth in the recitals hereto.

“Business Day” means any day excluding Saturday, Sunday and a day on which banking institutions located in New York City are authorized or required by law to close.

“Collateral” means all of the assets and property of any Loan Party, whether real, personal or mixed, whether now owned or hereafter arising, and all Proceeds thereof, constituting First Lien Collateral and Second Lien Collateral.

“Comparable Second Lien Security Document” means, in relation to any Collateral subject to any Lien created under any First Lien Security Document, that Second Lien Security Document that creates a Lien on the same Collateral, granted by the same Loan Party.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Convertible Notes” shall have the meaning set forth in the recitals hereto.

“DIP Financing” has the meaning set forth in Section 6.1.

“Discharge of First Lien Obligations” means, except to the extent otherwise provided in Section 5.5 or Section 6.5, with respect to First Lien Obligations, that: (a) all of such First Lien Obligations (other than contingent indemnification obligations not yet due and payable and other than those First Lien Obligations incurred in violation of Section 5.3(a)(2) and Section 5.3(a)(3) (but only to the extent of such violation)) have been indefeasibly paid, performed or discharged in full (with all such First Lien Obligations consisting of monetary or payment obligations having been paid in full in cash, or cash equivalents acceptable to the requisite percentage under the First Lien Credit Agreement of First Lien Lenders), (b) no Person has any further right to obtain any loans, letters of credit, or other extensions of credit under the documents relating to such First Lien Obligations, and (c) any and all letters of credit or similar instruments issued under the First Lien Loan Documents (other than those letters of credit and similar instruments issued under such documents that cause, without duplication, the First Lien Obligations to exceed the First Lien Cap Amount (but only to the extent of such excess)) have been cancelled and returned, backed by stand-by guarantees or cash collateralized, in each case in accordance with the terms of such documents.

“Disposition” has the meaning set forth in Section 5.1(b).

“Disposition Release” has the meaning set forth in Section 5.1(b).

“Enforcement Release” has the meaning set forth in Section 5.1.

“Exchange Agreement” has the meaning set forth in the recitals hereto.

“Exercise Any Secured Creditor Remedies” means (a) the taking of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC, (b) the exercise of any right or remedy provided to a secured creditor or otherwise on account of a Lien under the First Lien Loan Documents, the Second Lien Loan Documents, applicable law, in an Insolvency or Liquidation Proceeding or otherwise, including the election to retain any Collateral in satisfaction of a Lien, (c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, or foreclosure on the Collateral or the Proceeds of Collateral, (d) the sale, lease, license, or other disposition of all or any portion of the Collateral, by private or public sale, other disposition or any other means permissible under applicable law, and (e) the exercise of any other right relating to any Collateral (including the exercise of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or the exercise of any voting rights relating to any capital stock and including any right of recoupment or set-off) whether under the First Lien Loan Documents, the Second Lien Loan Documents, applicable law, in an Insolvency or Liquidation Proceeding or otherwise.

“Exercise Notice” has the meaning set forth in Section 5.6(a).

“Exigent Circumstances” means (a) an exercise by any Person (other than a First Lien Secured Party or a Second Lien Secured Party) of enforcement rights or remedies with respect to all or a material portion of the Collateral or (b) any other event or circumstance that in the reasonable judgment of the First Lien Collateral Agent or First Lien Lenders materially and immediately threatens the ability of the First Lien Collateral Agent to realize upon all or a material portion of the Collateral, as applicable, including, without limitation, fraudulent removal, concealment or abscondment or destruction or material waste thereof, or which, in the reasonable judgment of the First Lien Collateral Agent, could result in a material diminution of value of the Collateral.

“First Lien Cap Amount” has the meaning set forth in the definition of First Lien Obligations.

“First Lien Collateral” means all of the assets and property of any Loan Party, whether real, personal or mixed, whether now owned or hereafter arising, and all Proceeds thereof, with respect to which a Lien is granted or purported to be granted as security for any First Lien Obligations.

“First Lien Collateral Agent” has the meaning set forth in the preamble hereof.

“First Lien Credit Agreement” means (i) the Bridge Notes and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase or Refinance (subject to the limitations set forth herein) in whole or in part the indebtedness and other obligations outstanding under (x) the credit agreement referred to in clause (i) or (y) any subsequent First Lien Credit Agreement, unless such agreement or instrument expressly provides that it is not intended to be and is not a First Lien Credit Agreement hereunder; provided, however, that no such agreement, note, indenture or instrument shall be a First Lien Credit Agreement unless the lenders thereunder (or the collateral agent therefor) shall have executed a joinder to this Agreement binding them to the terms hereof. Any reference to the First Lien Credit Agreement hereunder shall be deemed a reference to any First Lien Credit Agreement then in existence.

“First Lien Enforcement Notice” has the meaning set forth in Section 3.1(b).

“First Lien Exposure” means, at any time, the sum of (i) the outstanding amount of First Lien Obligations and (ii) any undrawn commitment under the First Lien Credit Agreement.

“First Lien L/C Obligations” means all outstanding obligations incurred by the First Lien Lenders, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of letters of credit by a First Lien Lender or another issuer pursuant to the First Lien Loan Documents or the purchase of a participation with respect to any letter of credit, including any unpaid reimbursement obligations in respect thereof. The amount of such First Lien L/C Obligations shall equal the maximum amount that may be or become payable at such time or at any time thereafter by the First Lien Lenders thereupon or pursuant thereto.

“First Lien Lenders” means the “Lenders” under and as defined in the First Lien Credit Agreement.

“First Lien Loan Documents” means the First Lien Credit Agreement and each of the other agreements, documents and instruments providing for or evidencing any First Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, as the same may be amended, modified, restated or replaced from time to time, in accordance with the provisions of this Agreement.

“First Lien Loans” means “Loans” under and as defined in the First Lien Credit Agreement.

“First Lien Obligations” means all obligations, liabilities and indebtedness of every kind, nature and description owing by the Borrower or any other Loan Party to the First Lien Lenders evidenced by or arising under the First Lien Loan Documents (including any First Lien Loans and First Lien L/C Obligations), in each case, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and reasonable expenses, however evidenced, and whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the First Lien Credit Agreement whether arising before, during or after the commencement of any Insolvency or Liquidiation Proceeding with respect to Borrower or any other Loan Party (and including the payment of principal, interest, fees, costs, expenses and other amounts which would accrue and become due but for the commencement of such Insolvency or Liquidiation Proceeding, whether or not such principal, interest, fees, costs, expenses or other amounts are allowed or allowable in whole or in part in any such Insolvency Proceeding). Notwithstanding the foregoing:

(x) if the sum of: (1) Indebtedness for borrowed money constituting principal outstanding under the First Lien Credit Agreement and the other First Lien Loan Documents; plus (2) the aggregate First Lien L/C Obligations in respect of letters of credit issued but not reimbursed under the First Lien Credit Agreement, is in excess of $105,000,000 in the aggregate (the “First Lien Cap Amount”), then only that portion of such principal amount of Indebtedness and such aggregate face amount of letters of credit equal to the First Lien Cap Amount shall be included in First Lien Obligations, and interest and reimbursement obligations with respect to such Indebtedness and letters of credit shall only constitute First Lien Obligations to the extent related to the principal amount of Indebtedness and face amounts of letters of credit included in the First Lien Obligations; and

(y) any Lien securing any portion of such principal amount of Indebtedness and such aggregate face amount of letters of credit in excess of the First Lien Cap Amount, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any Second Lien Obligations; and

(z) so long as the aggregate principal amount of Indebtedness and letter of credit obligations extended under the First Lien Loan Documents do not at any time of determination thereof, including at any time during which an Event of Default under the First Lien Loan Documents or the Second Lien Loan Documents has occurred or any party may have Exercised Any Secured Party Remedies with respect to the Collateral, exceed the First Lien Cap Amount in effect at such time, then the fact that the Indebtedness and letter of credit accommodations extended under the First Lien Loan Documents may prior to such time of determination have exceeded the First Lien Cap Amount shall not affect at such time of determination the relative priorities established hereunder of the Liens granted by the Loan Parties in favor of the First Lien Collateral Agent and the Second Lien Collateral Agent.

“First Lien Secured Parties” means, at any relevant time, the holders of First Lien Obligations at such time, including without limitation the First Lien Lenders and the agents under the First Lien Credit Agreement.

“First Lien Security Documents” means the Security Documents (as defined in the First Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Guarantor Subsidiaries” has the meaning set forth in the recitals hereto.

“Indebtedness” means and includes all obligations that constitute “Indebtedness” within the meaning of the First Lien Credit Agreement or the Second Lien Credit Agreement.

“Insolvency or Liquidation Proceeding” means, with respect to any person, any (a) insolvency, bankruptcy, receivership, reorganization, readjustment, composition or other similar proceeding relating to such person or its property or creditors in such capacity, (b) proceeding for any liquidation, dissolution or other winding up of such person, voluntary or involuntary, whether or not involving insolvency or proceedings under the Bankruptcy Code, whether partial or complete and whether by operation of law or otherwise, (c) assignment for the benefit of creditors of such person or (d) other marshalling of the assets of such person.

“Investors” has the meaning set forth in the recitals hereto.

“Lien” has the meaning ascribed to such term in the First Lien Credit Agreement.

“Loan Parties” means the Borrower and each of the Guarantor Subsidiaries that have executed and delivered, or may from time to time hereafter execute and deliver, a First Lien Security Document or a Second Lien Security Document.

“New Agent” has the meaning set forth in Section 5.5.

“New First Lien Debt Notice” has the meaning set forth in Section 5.5.

“Notice Period” has the meaning set forth in Section 3.1(b).

“Noticed Actions” has the meaning set forth in Section 5.7.

“Person” means “person” under and as defined in the First Lien Credit Agreement.

“Pledged Collateral” has the meaning set forth in Section 5.4.

“Proceeds” has the meaning given such term in Article 9 of the UCC.

“Purchased Rights” has the meaning set forth in Section 5.6.

“Recovery” has the meaning set forth in Section 6.5.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Lien Cap Amount” has the meaning set forth in the definition of Second Lien Obligations.

“Second Lien Collateral” means all of the assets and property of any Loan Party, whether real, personal or mixed, whether now owned or hereafter arising, and all Proceeds thereof, with respect to which a Lien is granted or purported to be granted as security for any Second Lien Obligations.

“Second Lien Collateral Agent” has the meaning set forth in the preamble hereof.

“Second Lien Credit Agreement” means (i) the Convertible Notes and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred (subject to the limitations set forth herein and in the First Lien Credit Agreement) under an agreement or instrument that expressly provides that it is intended to be and is a Second Lien Credit Agreement hereunder; provided, however, that no such agreement, note, indenture or instrument shall be a Second Lien Credit Agreement unless the lenders thereunder (or the collateral agent therefor) shall have executed a joinder to this Agreement binding them to the terms hereof. Any reference to the Second Lien Credit Agreement hereunder shall be deemed a reference to any Second Lien Credit Agreement then in existence.

“Second Lien Lenders” means the “Lenders” under and as defined in the Second Lien Credit Agreement.

“Second Lien Loan Documents” means the Second Lien Credit Agreement and each of the other agreements, documents and instruments providing for or evidencing any Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations, as the same may be amended, modified, restated, or replaced from time to time, in accordance with the provisions of this Agreement.

“Second Lien Loans” means “Loans” under and as defined in the Second Lien Credit Agreement.

“Second Lien Obligations” means all obligations, liabilities and indebtedness of every kind, nature and description owing by the Borrower or any other Loan Party to one or more of Second Lien Lenders evidenced by or arising under one or more of the Second Lien Loan Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and reasonable expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Second Lien Credit Agreement, whether arising before, during or after the commencement of any Insolvency or Liquidation Proceeding with respect to the Borrower or any other Loan Party (and including the payment of principal, interest, fees, costs, expenses and other amounts which would accrue and become due but for the commencement of such Insolvency or Liquidiation Proceeding, whether or not such principal, interest, fees, costs, expenses or other amounts are allowed or allowable in whole or in part in any such Insolvency or Liquidation Proceeding). Notwithstanding the foregoing, if the Indebtedness for borrowed money constituting principal outstanding under the Second Lien Credit Agreement and the other Second Lien Loan Documents is in excess of $100,000,000 in the aggregate (the “Second Lien Cap Amount”), then only that portion of such Indebtedness equal to the Second Lien Cap Amount shall be included in Second Lien Obligations, and interest and fees with respect to such Indebtedness shall only constitute Second Lien Obligations to the extent related to Indebtedness included in the Second Lien Obligations.

“Second Lien Option Period” means each of the periods (x) commencing on (i) the date of the commencement of an Insolvency or Liquidation Proceeding of any of the Loan Parties, or (ii) the date the Second Lien Agent receives a First Lien Enforcement Notice or receives notice of: (1) the acceleration of the First Lien Obligations based on an Event of Default under the First Lien Loan Documents, (2) a motion seeking to sell substantially all of the assets of the Loan Parties under section 363 of the Bankruptcy Code; or (3) any action taken by the First Lien Collateral Agent to foreclose on all or a material portion of the Collateral, and (y) ending on the date which is fifteen (15) Business Days thereafter.

“Second Lien Secured Parties” means, at any relevant time, the holders of Second Lien Obligations at such time, including without limitation the Second Lien Lenders and the agents under the Second Lien Credit Agreement.

“Second Lien Security Documents” means the Security Documents (as defined in the Second Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Selling Claimholders” has the meaning set forth in Section 5.6(b).

“Standstill Period” has the meaning set forth in Section 3.1.

“Subsidiary” has the meaning ascribed to such term in the First Lien Credit Agreement.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement, (e) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2. Lien Priorities.

2.1 Relative Priorities. (a) Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral, of any Liens securing the First Lien Obligations granted on the Collateral, and notwithstanding any provision of the UCC, or any applicable law or the Second Lien Loan Documents or any other circumstance whatsoever, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, hereby agrees that: (i) any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Collateral Agent or any First Lien Secured Parties or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second Lien Obligations; and (ii) any Lien on the Collateral now or hereafter held by or on behalf the Second Lien Collateral Agent, any Second Lien Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations. All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Borrower, any other Loan Party or any other Person.

2.2 Nature of First Lien Obligations. The Second Lien Collateral Agent, for itself and on behalf of each of the Second Lien Secured Parties, acknowledges that (a) a portion of the First Lien Obligations may be revolving in nature, (b) the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and (c) subject to the limitations on the maximum aggregate amount of First Lien Obligations set forth in Section 5.3, the aggregate amount of the First Lien Obligations may be increased or Refinanced, in either event, without notice or consent of the Second Lien Secured Parties and without affecting the provisions hereof. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of any of the First Lien Obligations or the Second Lien Obligations, or any portion thereof.

2.3 Prohibition on Contesting Liens. The Second Lien Collateral Agent, for itself and on behalf of each of the Second Lien Secured Parties, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in the Collateral. The First Lien Collateral Agent, for itself and on behalf of each of the First Lien Secured Parties, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority (other than to enforce its Lien priority rights hereunder against the Second Lien Collateral Agent and the Second Lien Secured Parties), validity or enforceability of a Lien held by or on behalf of any of the Second Lien Secured Parties in the Collateral.

2.4 No New Liens. So long as the Discharge of First Lien Obligations has not occurred, the parties hereto agree that the Borrower and the other Loan Parties shall not, and shall not permit any Guarantor Subsidiary to, (i) grant or permit any additional Liens on any asset or property to secure any Second Lien Obligation unless it has granted a Lien on such asset or property to secure the First Lien Obligations, and (ii) grant or permit any additional Liens on any asset to secure any First Lien Obligations unless it has granted a Lien on such asset or property to secure the Second Lien Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Lien Collateral Agent and/or the First Lien Secured Parties, the Second Lien Collateral Agent, on behalf of Second Lien Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.2.

2.5 Similar Liens and Agreements. The parties hereto agree that it is their intention that the Collateral securing the First Lien Obligations and the Collateral securing the Second Lien Obligations be identical. In furtherance of the foregoing and of Section 8.9, the parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by the First Lien Collateral Agent or the Second Lien Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Loan Documents; and

(b) that the documents and agreements creating or evidencing the Liens in the Collateral securing the First Lien Obligations and the Liens in the Collateral securing the Second Lien Obligations and the guarantees for the First Lien Obligations and the Second Lien Obligations shall be in all material respects the same forms of documents other than with respect to the first lien and the second lien nature of the obligations thereunder.

2.6 No Debt Subordination. Nothing contained in this Agreement is intended to subordinate any debt claim by a Second Lien Secured Party to a debt claim by a First Lien Secured Party. All debt claims of the First Lien Secured Parties and the Second Lien Secured Parties are intended to be pari passu.

2.7 No Restriction on Conversion of Convertible Notes. Nothing in this Agreement shall be construed as preventing the Second Lien Lenders from exercising their conversion rights with respect to the Convertible Notes in accordance with the terms of such Convertible Notes.

Section 3. Enforcement.

3.1 Exercise of Remedies. (a) Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Loan Party, the Second Lien Collateral Agent and the Second Lien Secured Parties will not:

(i) Exercise Any Secured Creditor Remedies with respect to any Collateral; provided, however, that if an Event of Default (as defined in the Second Lien Credit Agreement) has occurred, subject at all times to the provisions of Section 2.1 and Section 4, after expiration of a one hundred twenty (120) day period (the “Standstill Period”) which shall commence on the date of receipt by the First Lien Collateral Agent of a written notice from the Second Lien Agent of the occurrence of an Event of Default and its current intention to accelerate the Second Lien Obligations, the Second Lien Collateral Agent may Exercise Any Secured Creditor Remedies with respect to the Collateral, but only so long as (x) the Notice Period (as defined in Section 3.1(b) below) is not in effect or (y) the First Lien Collateral Agent is not diligently pursuing the exercise of its rights or remedies against, or diligently attempting to vacate any stay on enforcement of their Liens on, all or any material portion of the Collateral (which actions shall include, for the avoidance of doubt, diligent pursuit of an orderly sale or disposition of all or substantially all of the stock of the Borrower in a manner consistent with the sale of such assets in the marketplace);and provided, further, that in the event that and for so long as the Second Lien Secured Parties (or the Second Lien Collateral Agent on their behalf) have commenced any actions to enforce their rights or exercise their remedies with respect to all or any material portion of the Collateral to the extent permitted hereunder and are diligently pursuing such actions, neither the First Lien Secured Parties (nor the First Lien Collateral Agent on their behalf) shall take any action of a similar nature with respect to such Collateral;

(ii) contest, protest or object to any foreclosure proceeding or action brought by the First Lien Collateral Agent or any First Lien Secured Party or any other exercise by the First Lien Collateral Agent or any First Lien Secured Party of any rights or remedies relating to the Collateral; or

(iii) object to the forbearance by a First Lien Secured Party from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, provided, that the foregoing shall not limit the rights of the Second Lien Secured Parties under Section 3.1(a)(i) to assert that the Standstill Period has expired by reason of the failure of the First Lien Collateral Agent to diligently pursue the exercise of its rights or remedies against, or diligently attempt to vacate any stay on enforcement of their Liens on, all or any material portion of the Collateral;

provided, however, that, in the case of clauses (i), (ii) and (iii) above, the Liens granted to secure the Second Lien Obligations of the Second Lien Secured Parties shall attach to any Proceeds resulting from any such enforcement actions taken by the First Lien Collateral Agent or any First Lien Secured Party in accordance with this Agreement after application of such proceeds to the extent necessary to meet the requirements of a Discharge of First Lien Obligations.

(b) Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Loan Party, the First Lien Collateral Agent and the First Lien Secured Parties shall, except as provided in Section 3.1(a)(i) above, have the right to enforce rights and exercise remedies with respect to the Collateral without any consultation with or the consent of the Second Lien Collateral Agent or any Second Lien Secured Party. The First Lien Secured Parties

(or the First Lien Collateral Agent on their behalf) shall provide at least five days notice (the period from the time the first such notice is sent by the First Lien Secured Parties hereunder, the “Notice Period”) to the Second Lien Secured Parties (such notice, a “First Lien Enforcement Notice”) of their intent to exercise and enforce their rights or remedies with respect to the Collateral (and during such five day period, in the absence of Exigent Circumstances, such First Lien Secured Parties (or the First Lien Collateral Agent on their behalf) shall not exercise their rights and remedies with respect to the Collateral); provided that, if an Exigent Circumstance exists, the First Lien Secured Party (or the First Lien Collateral Agent on their behalf) shall provide such First Lien Enforcement Notice concurrently with or promptly after the exercise of such rights and remedies. In exercising rights and remedies with respect to the Collateral, the First Lien Collateral Agent and the First Lien Secured Parties may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding the foregoing, the Second Lien Collateral Agent or any other Second Lien Secured Party may:

(1)	file a proof of claim or statement of interest with respect to their respective Second Lien Obligations; provided that an Insolvency or Liquidation proceeding has been commenced by or against the Borrower or any other Loan Party;

(2)	take any action (not adverse to the priority status of the Liens on the Collateral securing the First Lien Obligations, or the exclusive rights of any First Lien Collateral Agent or the First Lien Secured Parties to exercise remedies in respect thereof), including filing any proof of claim or other filing or making any argument or motion, in order to create, perfect, preserve or protect the Second Lien Obligations and the Liens on the Collateral held by the Second Lien Collateral Agent;

(3)	file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, including without limitation any claims secured by the Collateral;

(4)	(i) present a cash bid for Collateral or purchase Collateral for cash at any Section 363 hearing or at any public or judicial foreclosure sale and (ii) credit bid for Collateral pursuant to Section 363(k) of the Bankruptcy Code (provided that such credit bid may only be made if the Discharge of First Lien Obligations has occurred or will occur concurrently as a result of a cash bid for such Collateral in addition to such credit bid);

(5)	exercise any of its rights or remedies with respect to the Collateral to the extent permitted by Section 3.1(a); and

(6)	in any Insolvency or Liquidation Proceeding, vote on, file and prosecute, object to, and make other filings with regard to, any plan of reorganization, to the extent consistent with the provisions hereof, provided, however, that the Second Lien Lenders and the Second Lien Collateral Agent will not propose any plan of reorganization or liquidation that would result in the First Lien Lenders and the First Lien Collateral Agent receiving less than payment in full in cash of all obligations owing under the First Lien Loan Documents.

The Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off or recoupment) with respect to any Collateral in its capacity as a creditor in violation of this Agreement.

(d) Subject to Sections 3.1(a) and (c), Sections 5.1(a) and (b), and Section 6:

(i) the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Secured Parties, agrees that the Second Lien Collateral Agent and the Second Lien Secured Parties will not take any action that would hinder any exercise of remedies under the First Lien Loan Documents that is otherwise permitted hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise;

(ii) the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Secured Parties, hereby waives any and all rights it or the Second Lien Secured Parties may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Collateral Agent or the First Lien Secured Parties seek to enforce or collect the First Lien Obligations or the Liens securing the First Lien Obligations granted in any of the First Lien Security Documents undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or the First Lien Secured Parties is adverse to the interests of the Second Lien Secured Parties; and

(iii) the Second Lien Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Security Document to which it is a party (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the First Lien Secured Parties with respect to the Collateral as set forth in this Agreement and the First Lien Loan Documents.

(e) Except as otherwise specifically set forth in Sections 3.1(a) and (d), the Second Lien Collateral Agent and the Second Lien Secured Parties may exercise rights and remedies as unsecured creditors (including, without limitation, filing any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Borrower or any other Loan Party arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law) against the Borrower or any other Loan Party that has guaranteed or granted Liens to secure the Second Lien Obligations in accordance with the terms of the Second Lien Loan Documents and applicable law, including, without limitation, the right to file an involuntary proceeding under the Bankruptcy Code; provided that in the event that any Second Lien Secured Party becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Obligations) as the other Liens securing the Second Lien Obligations are subject to this Agreement.

(f) Nothing in this Agreement shall prohibit the payment by the Loan Parties or the receipt by the Second Lien Collateral Agent or any Second Lien Secured Party of the required payments of interest, principal and other amounts owed in respect of the Second Lien Obligations so long as such payment is not made with the Proceeds from the sale, lease, or other disposition of any Collateral (except as permitted the First Lien Loan Documents), or such receipt is not the direct or indirect result of the exercise by the Second Lien Collateral Agent or any Second Lien Secured Party of rights or remedies as a secured creditor (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Collateral Agent or the First Lien Claimholders may have with respect to the Collateral.

(g) The parties hereto acknowledge and agree that (i) the First Lien Collateral Agent shall have no obligation to take, or refrain from taking, any of the actions set forth in this Section 3.1 other than in accordance with Section 9.1 of the First Lien Security Agreement and (ii) the Second Lien Collateral Agent shall have no obligation to take, or refrain from taking, any of the actions set forth in this Section 3.1 other than in accordance with Section 9.1 of the Second Lien Security Agreement.

Section 4. Payments.

4.1 Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, any Proceeds of Collateral received by any party hereto in connection with the sale or other disposition of, or collection on, such Collateral, shall be applied by the First Lien Collateral Agent to the First Lien Obligations in such order as specified in the relevant First Lien Loan Documents. Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver to the Second Lien Collateral Agent any Proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Lien Collateral Agent to the Second Lien Obligations in such order as specified in the Second Lien Loan Documents.

4.2 Payments Over. So long as the Discharge of First Lien Obligations has not occurred, any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.4) received by the Second Lien Collateral Agent or any Second Lien Secured Parties at a time when such receipt is not expressly permitted by the terms of this Agreement shall be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Agent or any such Second Lien Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

Section 5. Other Agreements.

5.1 Releases.

(a) If in connection with the exercise of the First Lien Collateral Agent’s remedies in respect of the Collateral provided for in Section 3.1 or the entry of an order by a bankruptcy court pursuant to Section 363 of the Bankruptcy Code authorizing the sale of all or any portion of the Collateral, the First Lien Collateral Agent, for itself or on behalf of any of the First Lien Secured Parties, releases any of its Liens on any part of the Collateral or releases Guarantor Subsidiary from its obligations under its guaranty of the First Lien Obligations in connection with the sale of the stock, or substantially all the assets, of such Guarantor Subsidiary, then the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Secured Parties, on such Collateral, and the obligations of such Guarantor Subsidiary under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released (each, an “Enforcement Release”). The Second Lien Collateral Agent, for itself or on behalf of any such Second Lien Secured Parties, shall promptly execute and deliver to the First Lien Collateral Agent or such Guarantor Subsidiary such termination statements, releases and other documents as the First Lien Collateral Agent or such Guarantor Subsidiary may request to effectively confirm such Enforcement Release. Notwithstanding the foregoing, no Enforcement Release shall occur without the consent of the Second Lien Collateral Agent if the net proceeds resulting therefrom are not applied to repay (and, in the case of revolving loans (including swingline loans), to reduce permanently commitments with respect to) the First Lien Obligations (and, if applicable, the Second Lien Obligations).

(b) If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral (collectively, a “Disposition”) permitted under the terms of both the First Lien Loan Documents and the Second Lien Loan Documents (other than in connection with the exercise of the First Lien Collateral Agent’s remedies in respect of the Collateral provided for in Section 3.1), the First Lien Collateral Agent, for itself or on behalf of any of the First Lien Secured Parties, releases any of its Liens on any part of the Collateral, or releases any Guarantor Subsidiary from its obligations under its guaranty of the First Lien Obligations in connection with the sale of the stock, or substantially all the assets, of such Guarantor Subsidiary, in each case other than (A) in connection with the Discharge of First Lien Obligations and (B) after the occurrence and during the continuance of any Event of Default under the Second Lien Credit Agreement, then the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Secured Parties, on such Collateral, and the obligations of such Guarantor Subsidiary under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released (each, a “Disposition Release”). The Second Lien Collateral Agent, for itself or on behalf of any such Second Lien Secured Parties, shall promptly execute and deliver to the First Lien Collateral Agent or such Guarantor Subsidiary such termination statements, releases and other documents as the First Lien

Collateral Agent or such Guarantor Subsidiary may request to effectively confirm such Disposition Release. Notwithstanding the foregoing, no Disposition Release shall occur without the consent of the Second Lien Collateral Agent if the net proceeds resulting therefrom are not applied to repay (and, in the case of revolving loans (including swingline loans), to reduce permanently commitments with respect to) the First Lien Obligations (and, if applicable, the Second Lien Obligations).

(c) Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Secured Parties (i) have released any Lien on Collateral and any such Lien is later reinstated or (ii) obtain any new first priority liens or guarantees, then the Second Lien Secured Parties shall be at the time of such reinstatement or obtaining of new First Priority Liens granted a second priority lien on any such Collateral, and an additional guarantee (as the case may be).

(d) Nothing in this Section 5.1 shall prevent any Second Lien Secured Party (or the Second Lien Collateral Agent on their behalf from (i) presenting a cash bid for Collateral or purchasing Collateral for cash at any Section 363 hearing or at any public or judicial foreclosure sale and (ii) making a credit bid for Collateral pursuant to Section 363(k) of the Bankruptcy Code (provided that such credit bid may only be made if the Discharge of First Lien Obligations has occurred or will occur concurrently as a result of a cash bid for such Collateral in addition to such credit bid).

5.2 Insurance; Condemnation. Unless and until the Discharge of First Lien Obligations has occurred, the First Lien Collateral Agent and the First Lien Secured Parties shall have the sole and exclusive right, subject to the rights of the Loan Parties under the First Lien Loan Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First Lien Obligations has occurred, and subject to the rights of the Loan Parties under the First Lien Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Collateral, and to the extent required by the First Lien Loan Documents, shall be paid to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties pursuant to the terms of the First Lien Loan Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, to the extent no First Lien Obligations are outstanding, to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties to the extent required under the Second Lien Security Documents and then, to the extent no Second Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations has occurred, if the Second Lien Collateral Agent or any Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to the First Lien Collateral Agent in accordance with the terms of Section 4.2 of this Agreement.

5.3 Amendments to First Lien Loan Documents and Second Lien Loan Documents.

(a) The First Lien Loan Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms and the First Lien Credit Agreement may be Refinanced in each case, without the consent of the Second Lien Collateral Agent or the Second Lien Lenders; provided, that (i) the holders of any such Refinancing debt (or their agent on their behalf) shall bind themselves in writing to the terms of this Agreement and (ii) any such amendment, restatement, supplement, modification or Refinancing shall not

(1)	contravene the provisions of this Agreement;

(2)	increase the sum of (x) the outstanding aggregate principal amount of the First Lien Loans plus (y) the undrawn portion of any revolving commitments under any First Lien Credit Agreement plus (z) the aggregate face amount of any letters of credit issued under any First Lien Credit Agreement and not reimbursed, in each case, pursuant to the First Lien Credit Agreement, to an amount in excess of the First Lien Cap Amount;

(3)	increase the Applicable Margin or similar component of the interest rate on the First Lien Loans by more than 200 basis points from the Applicable Margin in effect on the Closing Date (excluding increases resulting from the accrual of interest at the default rate provided under the First Lien Credit Agreement on the date of this Agreement); or

(4)	grant to the First Lien Collateral Agent a Lien upon additional assets of the Loan Parties unless the Second Lien Collateral Agent is simultaneously given the opportunity to obtain a Lien on such assets.

(b) Except as permitted by Section 5.3(d), without the consent of the First Lien Collateral Agent or the First Lien Lenders, no Second Lien Loan Documents may be amended, restated, supplemented or otherwise modified, Refinanced or entered into to the extent that such amendment, supplement or modification, or the terms of any such new or Refinanced Second Lien Loan Document, would, in each case:

(1)	contravene the provisions of this Agreement;

(2)	increase the outstanding aggregate principal amount of the Second Lien Loans pursuant to the Second Lien Credit Agreement, to an amount in excess of the Second Lien Cap Amount,

(3)	increase the Applicable Margin or similar component of the interest rate applicable on the Second Lien Loans by more than 200 basis points from the Applicable Margin in effect on the Closing Date (excluding increases resulting from the accrual of interest at the default rate provided under the Second Lien Credit Agreement on the date of this Agreement),

(4)	change (to earlier dates) any dates upon which payments of principal or interest are due thereon,

(5)	change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto) or add any event of default in each case in a manner adverse to the Borrower or the other Loan Parties thereunder,

(6)	grant to the Second Lien Collateral Agent a Lien upon additional assets of the Loan Parties unless the First Lien Collateral Agent is simultaneously given the opportunity to obtain a Lien on such assets; or

(7)	make any other amendment thereof or change thereto, if the effect of such amendment or change, together with all other amendments or changes made under this clause (7), is to increase materially the obligations of the obligors thereunder or to confer any additional rights on the lenders under the First Lien Credit Agreement (or a representative on their behalf) that would be adverse to the Loan Parties under the First Lien Credit Agreement or any First Lien Secured Party.

(c) The Company agrees that each Second Lien Collateral Document shall include the following language (or language to similar effect approved by the First Lien Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of June 1, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among WORLDSPACE, INC., a Delaware corporation, the Guarantor Subsidiaries, THE BANK OF NEW YORK, in its capacity as collateral agent for the First Lien Obligations (as defined below), including its successors and assigns from time to time (the “First Lien Collateral Agent”), and THE BANK OF NEW YORK, in its capacity as collateral agent for the Second Lien Obligations (as defined below), including its successors and assigns from time to time (the “Second Lien Collateral Agent”), and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.” In addition, the Company agrees that each Second Lien mortgage (if any) covering any

Collateral shall contain such other language as the First Lien Collateral Agent may reasonably request to reflect the subordination of such Second Lien mortgage to the First Lien Collateral Document covering such Collateral.

(d) Notwithstanding anything herein to the contrary, the First Lien Collateral Agent agrees that, and shall execute any definitive documentation to give effect thereto, (i) if any First Lien Loan Document is amended to change any existing financial covenants or negative covenants governed by a dollar cap or threshold, or any such section or other provision of such First Lien Loan Document is amended to include any additional financial covenants or negative covenants governed by a dollar cap or threshold, (x) the First Lien Collateral Agent shall promptly so notify the Second Lien Collateral Agent, and (y) if so requested by the Requisite Lenders (as defined in the Second Lien Credit Agreement) or the Second Lien Collateral Agent, the Borrower shall immediately, amend the Second Lien Credit Agreement to reflect such changes, provided that with respect to existing financial covenants or negative covenants governed by a dollar cap or threshold, the absolute or percentage difference (whichever is greater) that exists on the date hereof between any numerical threshold or limitation in the First Lien Credit Agreement and the corresponding threshold or limitation in the Second Lien Credit Agreement as of the date hereof shall be maintained, and with respect to any new financial covenants or negative covenants governed by a dollar cap or threshold, the Second Lien Credit Agreement will have thresholds or limitations that are less restrictive to the Borrower than the thresholds or limitations in the First Lien Credit Agreement by approximately 10% and (ii) if any provision of any First Lien Loan Document for which there exists a correlated provision in any Second Lien Loan Document is amended to add or change any covenant or event of default, (x) the First Lien Collateral Agent shall promptly so notify the Second Lien Collateral Agent, and (y) if so requested by the Requisite Lenders (as defined in the Second Lien Credit Agreement), or the Second Lien Collateral Agent, the Borrower shall, amend the Second Lien Loan Documents to reflect such addition of or change to a covenant or event of default in such Second Lien Loan Document.

5.4 Bailee for Perfection.

(a) The First Lien Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees), including, without limitation, deposit accounts and Investment Property that are in the control of the First Lien Collateral Agent pursuant to the UCC, to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”), as collateral agent for the First Lien Secured Parties and as bailee for the Second Lien Collateral Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the First Lien Loan Documents and the Second Lien Loan Documents, respectively, subject to the terms and conditions of this Section 5.4. In addition to the foregoing, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, hereby appoints the First Lien Collateral Agent as its agent and agent for the other Second Lien Secured Parties and the First Lien Collateral Agent hereby agrees to act as agent for the Second Lien Collateral Agent and the other Second Lien Secured Parties for the sole purpose of taking control (within the meaning of Section 9-104 of the UCC)

of all deposit accounts that are in the control of the First Lien Collateral Agent as agent for the Second Lien Collateral Agent and the other Second Lien Secured Parties, to the extent that control thereof is taken to perfect a Lien thereon under the UCC, subject to the terms and conditions of this Section 5.4.

(b) The First Lien Collateral Agent shall have no obligation whatsoever to the First Lien Secured Parties and the Second Lien Collateral Agent or any Second Lien Secured Party to ensure that the Pledged Collateral is genuine or owned by any of the Loan Parties or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of the First Lien Collateral Agent under this Section 5.4 shall be limited solely to holding the Pledged Collateral for the benefit of and on behalf of the First Lien Secured Parties and the Second Lien Collateral Agent and any permitted assignee in accordance with this Section 5.4. Except for gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, the Second Lien Collateral Agent on behalf of itself and the Second Lien Secured Parties hereby waives and releases the First Lien Collateral Agent from all damages, claims and liabilities arising pursuant to the First Lien Collateral Agent’s role as agent for perfection with respect to such Collateral.

(c) The First Lien Collateral Agent acting pursuant to this Section 5.4 shall not have by reason of the First Lien Security Documents, the Second Lien Security Documents, this Agreement or any other document or theory a fiduciary relationship in respect of the First Lien Secured Parties, the Second Lien Collateral Agent or any Second Lien Secured Party.

(d) Upon the Discharge of First Lien Obligations under the First Lien Loan Documents to which the First Lien Collateral Agent is a party, the First Lien Collateral Agent shall deliver (at the expense of the Loan Parties or the Second Lien Collateral Agent) the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Second Lien Collateral Agent to the extent Second Lien Obligations remain outstanding, and second, to the Borrower to the extent no First Lien Obligations or Second Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged Collateral). The First Lien Collateral Agent further agrees to take all other action reasonably requested by the Second Lien Collateral Agent in connection with the Second Lien Collateral Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver, pursuant to and in accordance with each applicable lockbox account agreement, landlord’s waiver and consent, bailee letter and other similar document to which the First Lien Collateral Agent and the Second Lien Collateral Agent are parties, a “Controlling Party Notice” or other similar notice pursuant to which the First Lien Agent shall cease to be, and the Second Lien Collateral Agent shall commence to be, the controlling party thereunder.

5.5 When Discharge of First Lien Obligations Deemed to Not Have Occurred. If concurrently with the Discharge of First Lien Obligations, the Borrower enters into any Refinancing of any First Lien Loan Document evidencing a First Lien Obligation which Refinancing is permitted by the Second Lien Loan Documents, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of First Lien Obligations), and, from and after the date on which the New First Lien

Debt Notice (as hereinafter defined) is delivered to the Second Lien Collateral Agent in accordance with the next sentence, and the obligations under such Refinancing shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, the related documents shall be treated as First Lien Loan Documents for all purposes of this Agreement and New Agent (as hereinafter defined) under such Refinanced First Lien Loan Documents shall be a First Lien Collateral Agent for all purposes of this Agreement. Upon receipt of a notice (the “New First Lien Debt Notice”) stating that the Borrower has entered into a new First Lien Loan Document (which notice shall include the identity of the new collateral agent, such agent, the “New Agent”), the Second Lien Collateral Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such New Agent shall reasonably request in order to confirm to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Agent the Pledged Collateral together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). If the new First Lien Obligations under the new First Lien Loan Documents are secured by assets of the Loan Parties of the type constituting Collateral that do not also secure the Second Lien Obligations, then the Second Lien Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Second Lien Security Documents.

5.6 Second Lien Purchase Right.

(a) The Second Lien Lenders (or their applicable designees) shall have the option, exercisable at any time during each Second Lien Option Period, by providing written notice (the “Exercise Notice”) to the First Lien Collateral Agent, to purchase from the First Lien Secured Parties, 100% (but not less than 100%) of the right, title and interest of the First Lien Secured Parties under and with respect to the First Lien Loan Documents, other than any rights to indemnification that any First Lien Secured Party may have against any Loan Party (all such purchased rights, titles and interests described, the “Purchased Rights”). Upon receipt by the First Lien Collateral Agent of an Exercise Notice, the Second Lien Lenders providing such notice will be irrevocably committed to acquire the Purchased Rights on the terms and conditions set forth in this Section 5.6.

(b) The Exercise Notice shall set forth the date and location where such purchase under this Section will be consummated, such date not to be more than ten (10) Business Days after the date the Exercise Notice has been delivered to the First Lien Collateral Agent. On the date specified by the Second Lien Collateral Agent in such notice, the First Lien Collateral Agent and the First Lien Lenders (collectively, the “Selling Claimholders”) shall sell such Purchased Rights to the Second Lien Lenders exercising such option, and such Second Lien Lenders shall purchase such Purchased Rights from the Selling Claimholders without the prior written consent of the Borrower, any other Guarantor Subsidiary or other Person.

(c) Upon the date of such purchase and sale, the Second Lien Lenders that have exercised such option shall pay to the First Lien Lenders as the purchase price for the Purchased Rights under and with respect to the First Lien Loan Documents, a purchase price (the “Purchase Price”) equal to the sum of the First Lien Obligations on such date, including without limitation (1) principal, interest accrued and unpaid thereon, and any unpaid fees (but not any premium) to the extent earned or due and payable in accordance with the Loan Documents, (2) any un-reimbursed obligations in respect of letters of credit owing to the First Lien Lenders (which may be satisfied by providing cash collateralization of the reimbursement obligations in respect of undrawn letters of credit in an amount equal to 105% thereof, or delivering to the First Lien Collateral Agent back-to-back letters of credit in form and substance and from an issuer reasonably satisfactory to the First Lien Collateral Agent), and (3) all expenses to the extent earned or due and payable in accordance with the First Lien Loan Documents. Such Purchase Price shall be remitted by wire transfer in federal funds to such bank account of the First Lien Collateral Agent, for the ratable accounts of the First Lien Lenders, as the First Lien Collateral Agent may designate in writing to the Second Lien Collateral Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Second Lien Lenders that have exercised such option to the bank account designated by the First Lien Collateral Agent are received in such bank account prior to 1:00 p.m., New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by such Second Lien Lenders to the bank account designated by the First Lien Collateral Agent are received in such bank account later than 1:00 p.m., New York City time, on such Business Day.

(d) At the closing of such purchase and sale, the First Lien Secured Parties (other than the First Lien Collateral Agent, which may serve as an acknowledging party only) shall deliver at the expense of the Loan Parties or the Second Lien Secured Parties (other than the Second Lien Collateral Agent), for the benefit of the Second Lien Lenders, such instruments and documents as may be necessary to (x) transfer and assign to and vest in the purchasing Second Lien Lenders all of the Purchased Rights, (y) provide for the assumption by the purchasing Second Lien Lenders of the First Lien Lenders’ remaining obligations under the First Lien Loan Documents, and (z) comply with all the requirements of the First Lien Loan Documents.

(e) Any sale by the Selling Claimholders under this Section shall be without recourse and without any representation or warranty by any such Selling Claimholder, except that each such Selling Claimholder will severally represent and warrant: (i) the amount of the obligations, being sold by it, (ii) that such Selling Claimholder has not created any Lien on any right, title or interest being sold by it and (iii) that such Selling Claimholder has the right to assign the rights, title and interests, being assigned by it and its assignment is duly authorized.

(f) No Selling Claimholder shall sell or otherwise assign or transfer or grant any participation in all of any portion of its right, title and interests under the First Lien Loan Documents without obtaining the acknowledgment of the assignee, transferee or participant that such right, title and interest will remain subject to this Section following such assignment, transfer or participation.

(g) Without in any way limiting the provisions of Section 5.6 of this Agreement and notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that during the first five (5) Business Day period following each of (i) the commencement of each Second Lien Option Period and (ii) the delivery of any Exercise Notice to the First Lien Collateral Agent in accordance with the terms of this Section, the First Lien Lenders shall discontinue any exercise of Noticed Action then commenced and shall be precluded from exercising (or directing the First Lien Collateral Agent to exercise) any Noticed Action during any such five (5) Business Day Period.

(h) Following a purchase of the Purchased Rights as contemplated by this Section 5.6, at such time as (i) all commitments under the First Lien Loan Documents have terminated and the amount of the then outstanding First Lien Obligations has been reduced to zero, and (ii) the Discharge of Second Lien Obligations has occurred, the Second Lien Lenders shall (1) assign, without recourse or warranty all right, title and interest under and with respect to the First Lien Loan Documents to the First Lien Lenders and all documents and instruments related thereto, and (2) deliver and transfer to the First Lien Lenders any Collateral, Proceeds thereof or other amounts received at any time by the Second Lien Collateral Agent or any Second Lien Lender in connection with the First Lien Loan Documents or the Second Lien Loan Documents.

5.7 Notice of Exercise of Remedies. Subject to Section 3.1, each of the First Lien Collateral Agent, on behalf of itself and the First Lien Lenders, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Lenders, agrees that it will promptly notify the other if:

(i)	(x) There is an Event of Default under the First Lien Credit Agreement or the Second Lien Credit Agreement (as the case may be), or (y) it accelerates any Indebtedness in respect of the First Lien Obligations or the Second Lien Obligations, as the case may be;

(ii)	it forecloses upon, or sells or otherwise realizes (or initiates any such action) upon any of the Collateral; or

(iii)	it takes any other action in respect of the Collateral (including actions contemplated by this Section 5) which would result in the Second Lien Lenders releasing (or being required to release) their Liens on any portion of the Collateral; or

(iv)	it exercises or seeks to exercise any other right or remedy (including setoff and the right to credit bid its debt) under the First Lien Loan Documents or the Second Lien Loan Documents or applicable law with respect to any of the Collateral or institutes any action or proceeding with respect to such rights or remedies (the actions and events referred to in clauses (i) through (iv) shall be referred to herein as the “Noticed Actions”), provided, however, that, notwithstanding the foregoing and without limiting each of the First Lien Collateral Agent’s and the Second Lien Collateral Agent’s obligation to provide the notice required by this Section 5.7, the First Lien Collateral Agent and the Second Lien Collateral Agent shall be permitted to take a Noticed Action in accordance with the terms of the First Lien Loan Documents and the Second Lien Loan Documents, respectively, and the terms of this Agreement.

Section 6. Insolvency or Liquidation Proceedings.

6.1 Finance and Sale Issues. Until the Discharge of First Lien Obligations has occurred, if the Borrower or any other Loan Party shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Collateral Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), on which the First Lien Collateral Agent or any other creditor has a Lien or to permit the Borrower or any other Loan Party to obtain financing, whether from the First Lien Secured Parties or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, agrees that it will raise no objection to, or otherwise contest or interfere with, such Cash Collateral use or DIP Financing other than as set forth below. To the extent the Liens securing the First Lien Obligations are subordinated to or pari passu with any DIP Financing which meets the requirement above, the Second Lien Collateral Agent will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the First Lien Collateral Agent or to the extent permitted by Section 6.3) and will subordinate its Liens in the Collateral to (x) the Liens securing such DIP Financing (and all Obligations relating thereto), (y) any adequate protection Liens provided to the First Lien Claimholders and (z) any “carve-out” for professional fees and fees payable under 28 U.S.C. § 1930(a)(7) agreed to by the First Lien Collateral Agent. Notwithstanding the foregoing provisions of this Section 6.1, the foregoing provisions of this Section 6.1 shall not prevent any Second Lien Secured Party (or the Second Lien Collateral Agent on their behalf) from:

(i) (A) objecting to any DIP Financing that purports to describe or require any provision or content of a plan of reorganization or (B) proposing any other DIP Financing in any Insolvency or Liquidation Proceeding that does not impair the rights of Lien priorities of the First Lien Secured Parties and the First Lien Lenders;

(ii) objecting to any DIP Financing (including requiring “adequate protection”) if the aggregate principal amount of the DIP Financing together with the aggregate amount of all letter of credit accommodations thereunder plus the aggregate outstanding amount of the First Lien Obligations outstanding under the First Lien Credit Agreement exceeds the First Lien Cap Amount; and

(iii) objecting to any ancillary agreements or arrangements unrelated to the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests (which shall not permit any such Person to object on the basis of Lien priority or principal amount, in each case as permitted elsewhere in this Section 6.1),

(iv) objecting to any DIP Financing documentation or Cash Collateral order that requires the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order; and

(v) objecting to any DIP Financing or use of Cash Collateral (including requesting “adequate protection”) if (A) such financing or Cash Collateral is not subject to the terms of this Agreement, (B) the Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties, does not retain a Lien on the Collateral

(including the proceeds thereof arising after the commencement of such Insolvency or Liquidation Proceeding) with the same priority as existed prior to such commencement of such Insolvency or Liquidation Proceeding subject to any Lien granted in connection with such DIP Financing or use of Cash Collateral or (C) the Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties, does not receive a replacement Lien on post-petition assets to the same extent granted to the First Lien Secured Parties with the same priority as existed prior to the commencement of the Insolvency or Liquidation Proceeding.

6.2 Relief from the Automatic Stay. Notwithstanding Section 3.1(a), until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without first notifying and receiving the prior written consent of the First Lien Collateral Agent.

6.3 Adequate Protection.

(a) The Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, agrees that none of them shall contest (or support any other person contesting) (i) any request by the First Lien Collateral Agent or the First Lien Secured Parties for adequate protection or relief from the automatic stay, (ii) any objection by the First Lien Collateral Agent or the First Lien Secured Parties to any motion, relief, action or proceeding based on the First Lien Collateral Agent or the First Lien Secured Parties claiming a lack of adequate protection or (iii) the payment, of interest, fees, expenses or other amounts to the First Lien Collateral Agent or any other First Lien Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise, to the extent that the Discharge of First Lien Obligations has occurred; provided, that the foregoing shall not prevent the Second Lien Collateral Agent or the Second Lien Secured Parties from objecting to any DIP Financing to the extent permitted pursuant to Section 6.1.

(b) The First Lien Collateral Agent, on behalf of itself and the First Lien Secured Parties, agrees that none of them shall contest (or support any other person contesting) (i) any request by the Second Lien Collateral Agent or the Second Lien Secured Parties for adequate protection (including, without limitation, in the form of a cash payment, periodic cash payments, cash payment of interest) to the extent such request is expressly permitted hereunder, (ii) any objection by the Second Lien Collateral Agent or the Second Lien Secured Parties to any motion, relief, action or proceeding based on the Second Lien Collateral Agent or the Second Lien Secured Parties claiming a lack of adequate protection, to the extent such objection is expressly permitted hereunder, or (iii) the payment, during the course of any Insolvency or Liquidation Proceeding, of interest, fees, expenses or other amounts to the Second Lien Collateral Agent or any other Second Lien Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise (provided, however, that nothing in this Section 6.3(b)(iii) shall prevent the payment of any such interest, fees, expenses or other amounts under any plan of reorganization); provided, that the foregoing shall not prevent the First Lien Collateral Agent or the First Lien Secured Parties from objecting to any DIP Financing.

(c) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding, if the First Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of the Bankruptcy Code or any similar Bankruptcy Law, then the First Lien Collateral Agent, on behalf of itself and any of the First Lien Secured Parties, agrees that the Second Lien Collateral Agent shall also be granted a junior Lien on such additional collateral as security for the Second Lien Obligations and for any such DIP Financing and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any such DIP Financing provided by the First Lien Secured Parties (and all obligations relating thereto) and to any other Liens granted to the First Lien Secured Parties as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such First Lien Obligations under this Agreement

(d) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding, and not in limitation of Section 6.1, in the event the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, seeks or requests adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of additional collateral, then the Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Secured Parties, agrees that the First Lien Collateral Agent shall also be granted a senior Lien on such additional collateral as security for the First Lien Obligations and for any such DIP Financing provided by the First Lien Secured Parties and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any such DIP Financing provided by the First Lien Secured Parties (and all obligations relating thereto) and to any other Liens granted to the First Lien Secured Parties as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such First Lien Obligations under this Agreement.

6.4 No Waiver. Subject to Sections 3.1(a), (c) and (d), nothing contained herein shall prohibit or in any way limit the First Lien Collateral Agent or any First Lien Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Collateral Agent or any of the Second Lien Secured Parties, except with regard to (i) the seeking by the Second Lien Collateral Agent or any Second Lien Secured Parties of adequate protection as permitted hereunder, or (ii) the asserting by the Second Lien Collateral Agent or any Second Lien Secured Parties of any of its rights and remedies under the Second Lien Loan Documents or otherwise, so long as such assertion is consistent with the terms of this Agreement.

6.5 Avoidance Issues. If any First Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower or any other Loan Party any amount (a “Recovery”), then such First Lien Secured Party shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery or any finding of the invalidity of a Lien of the First Lien Collateral Agent, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.6 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.7 Post-Petition Interest.

(a) Neither the Second Lien Collateral Agent nor any Second Lien Secured Party shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any First Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the First Lien Secured Party’s Lien, without regard to the existence of the Lien of the Second Lien Collateral Agent on behalf of the Second Lien Secured Parties on the Collateral.

(b) Neither the First Lien Collateral Agent nor any other First Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any Second Lien Secured Party in any Insolvency or Liquidation Proceeding for allowance of (but not, until the Discharge of First Lien Obligations, the payment of) Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the Second Lien Collateral Agent on behalf of the Second Lien Secured Party on the Collateral.

6.8 Waiver. Without limiting the Second Lien Collateral Agent’s and the Second Lien Secured Parties’ express rights hereunder or their ability to pursue claims with respect thereto, the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Secured Parties, waives any claim it may hereafter have against any First Lien Secured Party arising out of the election of any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

6.9 Nature of Obligations; Post-Petition Interest. The Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties, hereby acknowledges and agrees that (i) the Second Lien Secured Parties’ claims against the Loan Parties in respect of the Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the First Lien Secured Parties against the Loan Parties in respect of the Collateral, (ii) the First Lien Obligations include all interest that accrues after the commencement of any Insolvency or Liquidation Proceeding of any Loan Party at the rate provided for in the applicable Loan Documents governing the same, whether or not a claim for post-petition interest is allowed or allowable in any such Insolvency or Liquidation Proceeding and (iii) this Agreement constitutes a “subordination agreement” under Section 510 of the Bankruptcy Code. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the Loan Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior claims), then the Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties, hereby acknowledges and agrees that all distributions pursuant to Section 4.1 or otherwise shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Collateral Agent on behalf of the Second Lien Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest at the relevant contract rate (even though such claims may or may not be allowed in whole or in part in the respective Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties, with the Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties, hereby acknowledging and agreeing to turn over to the holders of the First Lien Obligations all amounts otherwise received or receivable by them to the extent needed to effectuate the intent of this sentence even if such turnover of amounts has the effect of reducing the amount of the claim of the Second Lien Secured Parties).

6.10 Proofs of Claim. If a proper proof of claim has not been filed by the Second Lien Collateral Agent on behalf of the Second Lien Secured Parties in the form required in any Insolvency or Liquidation Proceeding at least five (5) days prior to the expiration of the time for filing thereof, the First Lien Collateral Agent shall have the right (but not the duty) to file an appropriate claim for and on behalf of the Second Lien Secured Parties with respect to any of the Second Lien Obligations or any of the Collateral. In furtherance of the foregoing, the Second Lien Collateral Agent hereby appoints the First Lien Collateral Agent as its attorney-in-fact, with full authority in the place and stead of the Second Lien Collateral Agent and full power of substitution and in the name of the Second Lien Secured Parties or otherwise, to execute and deliver any document or instrument that the First Lien Collateral Agent is required or permitted to deliver pursuant to this Section 6.10, such appointment being coupled with an interest and irrevocable.

6.11 Other Matters. Notwithstanding any provisions in this Agreement to the contrary, to the extent that the Second Lien Collateral Agent or any Second Lien Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Collateral (including, without limitation, the right to object to any sale or disposition of assets free and clear of the Liens of the Second Lien Collateral Agent under Section 363 of the Bankruptcy Code), the Second Lien Collateral Agent agrees, on behalf of itself and the other Second Lien Secured Parties not to assert any of such rights without the prior written consent of the First Lien Collateral Agent; provided that if requested by the First Lien Collateral Agent, the Second Lien Collateral Agent shall timely exercise such rights in the manner requested by the First Lien Collateral Agent, including any rights to payments in respect of such rights; and provided further that, notwithstanding anything in Section 6.1 (with respect to Section 363 of the Bankruptcy Code), or this Section 6.11 to the contrary, the Second Lien Collateral Agent may assert any of such rights without the prior written consent of the First Lien Collateral Agent if the First Lien Exposure no longer constitutes at least 5% of the Second Lien Obligations.

Section 7. Reliance; Waivers; Etc.

7.1 Reliance. Other than any reliance on the terms of this Agreement, each of the First Lien Secured Parties (other than the First Lien Collateral Agent) acknowledges that such First Lien Secured Parties have, independently and without reliance on the Second Lien Collateral Agent or any Second Lien Secured Party, and based on documents and information deemed by them appropriate, made their own credit analyses and decisions to enter into such First Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decisions in taking or not taking any action under the First Lien Credit Agreement or this Agreement. Each of the Second Lien Secured Parties (other than the Second Lien Collateral Agent), acknowledges that such Second Lien Secured Parties have, independently and without reliance on the First Lien Collateral Agent or any First Lien Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decisions to enter into each of the Second Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decisions in taking or not taking any action under the Second Lien Loan Documents or this Agreement.

7.2 No Warranties or Liability. The First Lien Collateral Agent, on behalf of itself and the First Lien Secured Parties, acknowledges and agrees that each of the Second Lien Collateral Agent and the Second Lien Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as expressly provided in this Agreement, the Second Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, acknowledges and agrees that the First Lien Collateral Agent and the First Lien Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as expressly provided in this Agreement, the First Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Agent and the Second Lien Secured Parties shall have no duty to the First Lien Collateral Agent or any of the First Lien Secured Parties, and the First Lien Collateral Agent and the First Lien Secured Parties shall have no duty to the Second Lien Collateral Agent or any of the Second Lien Secured Parties, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrower or any Guarantor Subsidiary (including the First Lien Loan Documents and the Second Lien Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) No right of any First Lien Secured Party or the First Lien Collateral Agent to enforce any provision of this Agreement or any First Lien Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any other Loan Party or by any act or failure to act by any First Lien Secured Party or the First Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Loan Documents or any of the Second Lien Loan Documents, regardless of any knowledge thereof which the First Lien Collateral Agent or any First Lien Secured Parties may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Borrower and the other Loan Parties under the First Lien Loan Documents and subject to the provisions of Sections 3.1(a), 5.1(a), 5.1(b), 5.3(a), 6.1, 6.2, 6.3, and 6.10)), the First Lien Secured Parties, the First Lien Collateral Agent and any of them may, at any time and from time to time in accordance with the First Lien Loan Documents and/or applicable law, without the consent of, or notice to, the Second Lien Collateral Agent or any Second Lien Secured Party, without incurring any liabilities to the Second Lien Collateral Agent or any Second Lien Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Collateral Agent or any Second Lien Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(i) subject to the provisions of Section 5.3 of this Agreement, change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any Collateral or guaranty thereof or any liability of the Borrower or any other Loan Party, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the amount (subject to Section 5.3(a)), tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Collateral Agent or any of the First Lien Secured Parties, the First Lien Obligations or any of the First Lien Loan Documents;

(ii) subject to other provisions of this Agreement, sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of the Borrower or any other Loan Party to the First Lien Secured Parties or the First Lien Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(iii) subject to other provisions of this Agreement, settle or compromise any First Lien Obligation or any other liability of the Borrower or any other Loan Party or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order; and

(iv) subject to other provisions of this Agreement, exercise or delay in or refrain from exercising any right or remedy against the Borrower or any security or any other Loan Party or any other Person, and elect any remedy and otherwise deal freely with the Borrower, any other Loan Party or any First Lien Collateral and any security and any guarantor or any liability of the Borrower or any other Loan Party to the First Lien Secured Parties or any liability incurred directly or indirectly in respect thereof.

(c) Except as otherwise provided herein, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, also agrees that the First Lien Secured Parties and the First Lien Collateral Agent shall have no liability to the Second Lien Collateral Agent or any Second Lien Secured Party, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, hereby waives any claim against any First Lien Secured Party or the First Lien Collateral Agent, arising out of any and all actions which the First Lien Secured Parties or the First Lien Collateral Agent may take or permit or omit to take with respect to: (i) the First Lien Loan Documents, (ii) the collection of the First Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any First Lien Collateral; provided, however, that such waiver shall not apply to actions taken which are adverse to the interests of the Second Lien Secured Parties and breach any of the express obligations of the First Lien Collateral Agent under this Agreement. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, agrees that the First Lien Secured Parties and the First Lien Collateral Agent have no duty to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations or otherwise.

(d) The Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Collateral Agent and the First Lien Secured Parties and the Second Lien Collateral Agent and the Second Lien Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Lien Loan Documents or Second Lien Loan Documents or the perfection of any liens thereunder;

(b) except as otherwise set forth in the Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Loan Document or Second Lien Loan Document;

(c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower, any Collateral, or any other Loan Party; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Loan Party in respect of the First Lien Obligations, or of the Second Lien Collateral Agent or any Second Lien Secured Party in respect of this Agreement.

7.5 Certain Notices.

Promptly upon (or as soon as practicable following) the satisfaction of the conditions set forth in the definition of Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver written notice confirming the same to the Second Lien Collateral Agent; provided that the failure to give any such notice shall not result in any liability of the First Lien Collateral Agent or the First Lien Secured Parties hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

Section 8. Miscellaneous.

8.1 Incorporation; Conflicts. Each of the First Lien Collateral Agent and the Second Lien Collateral Agent shall have the same rights, remedies and indemnities, and all the protections accorded to such collateral agent under the First Lien Security Agreement and the Second Lien Security Agreement, respectively (including, but not exclusively, Article XI of each such security agreement), and such provisions are hereby incorporated by reference and made a part hereof. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Loan Documents or the Second Lien Loan Documents, the provisions of this Agreement shall govern and control.

8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First Lien Secured Parties may continue, at any time and without notice to the Second Lien Collateral Agent or any Second Lien Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any Loan Party constituting First Lien Obligations in reliance hereon. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Borrower or any other Loan Party shall include the Borrower or such Loan Party as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Loan Party (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second Lien Collateral Agent, the Second Lien Secured Parties and the Second Lien Obligations, upon the later of (1) the date upon which the obligations under the Second Lien Credit Agreement terminate if there are no other Second Lien Obligations outstanding on such date and (2) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations terminate, and (ii) subject to Section 5.5, with respect to the First Lien Collateral Agent, the First Lien Secured Parties and the First Lien Obligations, upon the occurrence of the Discharge of First Lien Obligations, subject to the reinstatement rights of the First Lien Secured Parties under Section 6.5.

8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Collateral Agent or the First Lien Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each of the First Lien Collateral Agent (acting pursuant to the consent of the Required Holders, as such term is defined in the Second Lien Credit Agreement) and the Second Lien Collateral Agent (acting pursuant to the consent of the Required Holders, as such term is defined in the Second Lien Credit Agreement) or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

8.4 Information Concerning Financial Condition of the Borrower and its Subsidiaries. The First Lien Secured Parties (other than the First Lien Collateral Agent), on one hand, and the Second Lien Secured Parties (other than the Second Lien Collateral Agent), on the other hand, shall each be responsible for keeping themselves informed of (y) the financial condition of the Borrower and its Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (z) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The First Lien Secured Parties shall have no duty to advise any Second Lien Secured Party of information known to it or them regarding such condition or any such circumstances or otherwise. In the event any of the First Lien Secured Parties, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Second Lien Secured Parties, it shall be under no obligation (w) to make, and the First Lien Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5 Subrogation. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred. The Borrower acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Second Lien Collateral Agent or the Second Lien Secured Parties that are paid over to the First Lien Collateral Agent or the First Lien Secured Parties pursuant to this Agreement shall not reduce any of the Second Lien Obligations.

8.6 Application of Payments. All payments received by the First Lien Collateral Agent or the First Lien Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations provided for in the First Lien Loan Documents.

8.7 SUBMISSION TO JURISDICTION; WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF, IN CONNECTION WITH ITS PROPERTIES AND ON BEHALF OF THE RESPECTIVE SECURED PARTIES IT REPRESENTS, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.8; AND (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) EACH OF THE PARTIES HERETO, ON BEHALF OF THE RESPECTIVE SECURED PARTIES IT REPRESENTS, HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO, ON BEHALF OF THE RESPECTIVE SECURED PARTIES IT REPRESENTS, ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO, ON BEHALF OF THE RESPECTIVE SECURED PARTIES IT REPRESENTS, FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.7(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.8 Notices. All notices to the Second Lien Secured Parties and the First Lien Secured Parties permitted or required under this Agreement shall also be sent to the Second Lien Collateral Agent and the First Lien Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, faxed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service and upon receipt of facsimile or U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9 Further Assurances. The First Lien Collateral Agent, on behalf of itself and the First Lien Secured Parties, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Collateral Agent or the Second Lien Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.10 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

8.11 Binding on Successors and Assigns. This Agreement shall be binding upon-the First Lien Collateral Agent, the First Lien Secured Parties, the Second Lien Collateral Agent, the Second Lien Secured Parties and their respective successors and assigns. If either of the First Lien Collateral Agent or the Second Lien Collateral Agent resigns or is replaced pursuant to the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable, its successor shall be deemed to be a party to this Agreement and shall have all of the rights of and be subject to all of the obligations of this Agreement.

8.12 Specific Performance. Each of the First Lien Collateral Agent and the Second Lien Collateral Agent may demand specific performance of this Agreement. The Gurantors hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Lien Collateral Agent or the Second Lien Collateral Agent, as the case may be.

8.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.14 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the First Lien Secured Parties and the Second Lien Secured Parties. No other Person shall have or be entitled to assert rights or benefits hereunder.

8.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties, on the one hand, and the Second Lien Secured Parties, on the other hand. None of the Borrower, any other Loan Party or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Loan Party, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

THE BANK OF NEW YORK,
as First Lien Collateral Agent

By:	/s/ Timothy E. Burke
	Name:	Timothy E. Burke
	Title:	Vice President

Address:

Attention:

THE BANK OF NEW YORK,
as Second Lien Collateral Agent

By:	/s/ Timothy E. Burke
	Name:	Timothy E. Burke
	Title:	Vice President

Address:

Attention:

With a copy to:

WorldSpace Intercreditor Agreement

WORLDSPACE INC.,

as the Borrower

By:	/s/ Sridhar Ganesan
Name: Sridhar Ganesan
Title: Executive Vice President—Chief Financial Officer

Address:

WorldSpace, Inc.

8515 Georgia Avenue

Silver Spring, MD 20910

Telephone: (301) 960-1215

Facsimile: (301) 960-2215

Attention: Donald J. Frickel, Esq.

with a copy (for informational purpose only) to:

Baker & McKenzie LLP

1114 Avenue of the Americas

New York, NY 10036

Telephone: (212) 626-4936

Facsimile: (212) 310-1605

Attention: Jeffrey E. Cohen, Esq.

WORLDSPACE SYSTEMS CORPORATION,

as Guarantor

By:	/s/ Noah A. Samara
Name: Noah A. Samara
Title: Chief Executive Officer

Address: WorldSpace Systems Corporation 8515 Georgia Avenue Silver Spring, MD 20910

AFRISPACE, INC.,

as Guarantor

By:	/s/ Sridhar Ganesan
Name: Sridhar Ganesan
Title: Chief Financial Officer

Address: AfriSpace, Inc. 8515 Georgia Avenue Silver Spring, MD 20910

WorldSpace Intercreditor Agreement

ASIASPACE LIMITED,

as Guarantor

By:	/s/ Donald J. Frickel
Name: Donald J. Frickel
Title: Authorized Signatory

Address: AsiaSpace Limited Levels 4 and 5 Building 3 Riverside Quay South Melbourne Australia

WORLDSPACE SATELLITE COMPANY LTD.,

as Guarantor

By:	/s/ Noah A. Samara
Name: Noah A. Samara
Title: President

Address: WorldSpace Satellite Company Ltd. Craigmuir Chambers P.O. Box 71 Road Town Tortola British Virgin Islands

WorldSpace Intercreditor Agreement